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                                                                     Exhibit 4.2

                               SECURITY AGREEMENT

          This SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 21, 2005 and entered into by and among LORAL SKYNET CORPORATION, a Delaware corporation ("COMPANY"), each of THE UNDERSIGNED SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "SUBSIDIARY GRANTOR" and collectively "SUBSIDIARY GRANTORS") and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 18 hereof (each of Company, each Subsidiary Grantor, and each Additional Grantor being a "GRANTOR" and collectively the "GRANTORS") and THE BANK OF NEW YORK, as collateral agent (the "COLLATERAL AGENT") and as trustee (the "TRUSTEE") for the holders of the Notes issued under the Indenture referred to below (capitalized terms used in this Agreement and not otherwise defined in this Agreement, have the meanings given such terms in accordance with Section 28 of this Agreement).

                                    RECITALS

          WHEREAS, Company, the Subsidiary Grantors and the Trustee have entered into an Indenture (as the same may be amended, supplemented or otherwise modified from time to time, the "INDENTURE"), dated as of the date hereof, pursuant to which Company has issued its 14% Senior Secured Cash/PIK Notes Due 2015 (the "NOTES");

          WHEREAS, the Grantors have agreed to enter into this Agreement to secure the Company's obligations under the Indenture and the Notes;

          NOW, THEREFORE, in consideration of the agreements set forth herein and in the Indenture and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, each Grantor hereby agrees with Collateral Agent as follows:

SECTION 1. GRANT OF SECURITY.

          Each Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of such Grantor's right, title and interest in and to all of the personal property of such Grantor other than the Excluded Collateral (as defined below), in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC, including the following (collectively, the "COLLATERAL"):

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

          (d) all Documents;

          (e) all General Intangibles, including all intellectual property, Payment Intangibles and Software;


                                        1                     Security Agreement

          (f) all Goods, including Inventory, Equipment and Fixtures;

          (g) all Instruments;

          (h) all Investment Property;

          (i) all Letter-of-Credit Rights and other Supporting Obligations;

          (j) all Records;

          (k) all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto; and

          (l) all Proceeds and Accessions with respect to any of the foregoing Collateral.

          It is the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, the following (collectively, the "EXCLUDED COLLATERAL"):

          (1) any contract, agreement, instrument or other asset that by its terms would be violated, breached or terminated by an assignment as Collateral under any Collateral Document (other than to the extent that such terms prohibiting such assignment in any contract, agreement, instrument or other asset would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code or any successor provision or provisions and other than to the extent that the Company has obtained a consent from the relevant counterparty to such assignment);

          (2) any property subject to a Lien permitted by clauses (iii), (iv),
(vi), (ix), (xiii), (xvii), (xviii), (xix), (xx) and (xxi) of the definition of Permitted Liens in the Indenture, to the extent that the contractual arrangements governing such Lien prohibit the granting of a security interest hereunder in such property;

          (3) assets sold to a Person which is not the Company or a Restricted Subsidiary in compliance with the Indenture;

          (4) assets owned by a Restricted Subsidiary after the sale of such Person or the release of the Guarantee of such Person pursuant to Section 10.06 of the Indenture or the release of the Liens pursuant to Section 11.05 of the Indenture;

          (5) any domestic deposit account (i) for which the Trustee is the depositary, and (ii) of which all or a substantial portion of the funds on deposit are used for funding (w) payroll, (x) 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (y) health care benefits and (z) escrow arrangements (e.g., environmental indemnity accounts) or (iii) (not already subject to the other clauses of this clause (5)) with an


                                        2                     Security Agreement
aggregate average ten consecutive Business Day daily balance of all funds in all such other domestic deposit accounts for all Obligors not in excess of $2.0 million;

          (6) any individual parcel of owned real estate with a fair market value, as reasonably determined in good faith by the Company, not in excess of $1,000,000;

          (7) any real estate leasehold interest;

          (8) any outstanding stock of a direct or indirect Foreign Subsidiary of the Company that is not a Guarantor in excess of 65% of the total combined voting stock (as determined for United States federal income tax purposes) of such Foreign Subsidiary;

          (9) any property of any Grantor which requires governmental regulatory approval for such Guarantor to grant the lien on such Collateral so long as the Guarantor is using or has used Commercially Reasonable Efforts to obtain such consent;

          (10) any letter of credit rights for a specified purpose to the extent the beneficiary is required by applicable law to apply the proceeds of such letter of credit rights for a specified purpose;

          (11) any assets securing Indebtedness permitted under Section 4.06(b)(4) of the Indenture to the extent the documents securing such Indebtedness prohibit such assets from securing other Indebtedness;

          (12) cash deposits, not exceeding $5,000,000 at any time, securing Hedging Obligations permitted under the Indenture;

          (13) assets subject to the Amended and Restated Satellite Agreement dated August 26, 2003, as amended, by and between the Company and APT Satellite Company Limited, until such time as the requirements set forth in Section 13 thereof have been satisfied;

          (14) any collateral provided pursuant to that certain Security Agreement dated October 8, 2004 entered into among the Company, APT Satellite Company Limited and Bank of China (Hong Kong) Limited;

          (15) equity interests in Earth Station Ecuador CIA Ltda.;

          (16) other assets designated from time to time by the Company with a fair market value as determined in good faith by the Company in the aggregate for all assets designated not to exceed $5.0 million;

          (17) transponders on Telstar 18 that are subject to the leasehold or ownership interest of APT Satellite Company Limited and the common elements on the satellite associated therewith;

          (18) any contract, agreement, instrument or other asset that by its terms would be violated, breached or terminated by an assignment as Collateral under any Collateral Document if such asset is not material to the business of the Obligors taken as a whole; and


                                        3                     Security Agreement

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          (19) FCC Licenses to the extent (and only to the extent) that the creation of a security interest in any such FCC License would be prohibited by FCC Laws, but excluding (i) the right to receive any payment of money (including, without limitation, payment intangibles) and (ii) any proceeds, products, accessions, rents, profits, income, benefits, substitutions or replacements of any FCC License (unless and to the extent that such proceeds, products, accessions, rents, profits, income, benefits, substitutions or replacements would constitute an FCC License and FCC Laws applicable thereto prohibit the creation of a security interest in such FCC License).

SECTION 2. SECURITY FOR OBLIGATIONS.

          This Agreement secures, and the Collateral is collateral security for, due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, pursuant to an Asset Disposition Offer or Change of Control Offer, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest, if any, on the Notes and the performance of all other obligations of the Grantors to the Holders, the Trustee and the Collateral Agent under the Indenture, the Notes, the Collateral Documents and any other documents contemplated thereby (collectively the "SECURED OBLIGATIONS").

SECTION 3. GRANTORS REMAIN LIABLE.

          Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

          Each Grantor represents and warrants as follows:

          (a) PERFECTION. The security interests in the Collateral granted to Collateral Agent hereunder constitute valid security interests and liens in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Collateral Agent as "secured party" and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 2 annexed hereto, (ii) in the case of the Securities Collateral consisting of certificated Securities or evidenced by Instruments, either the filing of such UCC financing statements or the delivery of the certificates representing such certificated Securities and delivery of such Instruments to Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank,
(iii) in the case of Copyright Registrations, the recordation of a


                                        4                     Security Agreement

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Grant with the United States Copyright Office, (iv) in the case of Collateral constituting vehicles covered by a certificate of title, the annotation of the security interest granted herein on such certificate of title, (v) in relation to Collateral owned by LAPS(HK), the registration of this Agreement with the Hong Kong Companies Registry in accordance with Part III of the Companies Ordinance and the entry of the relevant provisions of this Agreement in the Register of Mortgages and Charges kept or to be kept at the registered office of LAPS(HK), and (vi) in the case of Commercial Tort Claims, in addition to the filing of such UCC financing statements, such Commercial Tort Claims having been adequately described on Schedule 1 hereto, the Collateral Agent shall have a perfected security interest on the date hereof in all Collateral (other than Unperfected Collateral).

          (b) OFFICE LOCATIONS; TYPE AND JURISDICTION OF ORGANIZATION; LOCATIONS OF EQUIPMENT AND INVENTORY. On the date hereof, such Grantor's name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, principal office where such Grantor keeps its principal Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto. All material Equipment and Inventory is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on
Schedule 4 annexed hereto, or (iii) to customers of a Grantor.

          (c) SECURITIES COLLATERAL. On the date hereof (i) except as listed on
Schedule 5(b) annexed hereto, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity, (ii) Schedule 5(a) annexed hereto sets forth the Capital Stock and the Pledged Equity owned by each Grantor, and the percentage of such outstanding equity pledged; and (iii)
Schedule 6 annexed hereto sets forth all of the Pledged Debt with an outstanding principal amount in excess of $100,000 owned by such Grantor.

          (d) INTELLECTUAL PROPERTY COLLATERAL. On the date hereof, a true and complete list of all material Trademark Registrations and material applications for any Trademark owned or used by such Grantor, in whole or in part, is set forth on Schedule 7 annexed hereto; a true and complete list of all material Patents owned or used by such Grantor, in whole or in part, is set forth on
Schedule 8 annexed hereto; a true and complete list of all material Copyright Registrations and material applications for Copyright Registrations owned by such Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto.

          (e) CHATTEL PAPER; LETTER-OF-CREDIT RIGHTS. As of the date hereof, all of such Grantor's material Chattel Paper and Letters of Credit are described on
Schedule 10.

     The representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) only as of the date hereof and as to each Additional Grantor only as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, IP Supplement or notice delivered pursuant to Section 5(d)


                                        5                     Security Agreement

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hereof, such representations and warranties are made only as of the date of such supplement or notice.

SECTION 5. FURTHER ASSURANCES COVENANTS.

          (a) GENERALLY. Except as limited under the Indenture, each Grantor agrees and covenants that from time to time, and from time to time at the request of the Collateral Agent, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (it being agreed that if (1) no Default or Event of Default shall be continuing and
(2) no request with respect to such further action shall have been made by the Collateral Agent, then the Grantors shall not be required to take such further actions more than once each calendar quarter). Without limiting the generality of the foregoing, each Grantor will at the times specified in the first sentence of this paragraph: (i) notify Collateral Agent in writing of receipt by such Grantor of any interest in Chattel Paper and mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral, with a legend indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Collateral Agent all Documents and all promissory notes and other Instruments and all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, (iii) (A) deliver such documents, instruments, notices, records and consents, and take such other actions, necessary to establish that Collateral Agent has control over electronic Chattel Paper and Letter-of-Credit Rights of such Grantor and (B) deliver such other instruments or notices, in each case, as may be necessary or reasonably desirable, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail, (v) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent,
(vi) at Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral, and (vii) to the extent required under the Indenture, use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Collateral Agent with respect to any Collateral. Each Grantor hereby authorizes Collateral Agent, at the expense of the Grantors, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers "all assets" or "all personal property" of such Grantor) without the signature of any Grantor.

          (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees and covenants that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory


                                        6                     Security Agreement

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to Collateral Agent and (ii) it will, after obtaining any additional Capital
Stock or Indebtedness, at the times specified in Section 5(a), deliver to Collateral Agent a Pledge Supplement, duly executed by such Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided, that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto. Upon each such acquisition, the representations and warranties contained in Section 4(a) hereof shall be deemed to have been made by such Grantor as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.

          (c) INTELLECTUAL PROPERTY COLLATERAL. Each Grantor covenants to notify Collateral Agent in writing, at the times specified in Section 5(a), of any material rights to Intellectual Property Collateral acquired by such Grantor after the date hereof. Promptly after the filing of an application for any material Copyright Registration, each Grantor shall, at the times specified in
Section 5(a), execute and deliver to Collateral Agent an IP Supplement, and submit a Grant for recordation with respect thereto in the United States Copyright Office; provided, the failure of any Grantor to execute an IP Supplement or submit a Grant for recordation with respect to any additional Copyright Registrations shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto. Upon delivery to Collateral Agent of an IP Supplement, Schedules 8, 9 and 10 annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement. Upon each such acquisition, the representations and warranties contained in Section 4(a) hereof shall be deemed to have been made by such Grantor as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered.

          (d) COMMERCIAL TORT CLAIMS. Grantors have no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto. In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims, such Grantor covenants to notify Collateral Agent thereof in writing, at the times specified in Section 5(a), which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

SECTION 6. CERTAIN COVENANTS OF GRANTORS.

          Each Grantor shall:

          (a) shall ensure that the security interests in the Collateral (other than Unperfected Collateral) granted to Collateral Agent will at all times (except as otherwise permitted pursuant to Schedule 11.01 of the Indenture) constitute a perfected security interests therein prior to all other Liens (except for Permitted Liens), and that all filings and other actions necessary or desirable to perfect and protect such security interests have been, or promptly after the acquisition by Grantor of any such Collateral (subject to the limitations set forth in the Indenture with respect to Unperfected Collateral) will be, duly made or taken;


                                        7                     Security Agreement

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          (b) give Collateral Agent, on the date of or prior to any such change, written notice of (i) any change in such Grantor's name, identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

          (c) keep Records regarding all material Collateral that are correct and accurate in all material respects at the locations described in Schedule 3 annexed hereto;

          (d) upon the occurrence and during the continuance of an Event of Default, permit representatives of Collateral Agent at any time upon reasonable notice and during normal business hours to inspect and make abstracts from such Records, and each Grantor agrees to render to Collateral Agent, at such Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto;

          (e) on the Issue Date, deliver to the Collateral Agent a schedule, substantially in the form of Schedule 6(e) attached hereto, containing a true, correct and complete list and brief description of all of the following in which a Grantor has an interest: (a) satellites, (b) transponders and transponder leases (other than transponder leases where the Grantor is the lessor), (c) licenses or rights to orbital slots, (d) assets related to Loral Skynet do Brasil Ltda.; (e) joint venture rights and other interests in Mabuhay Space Holdings Limited; (f) all interests in Globalstar, L.L.C.; (g) trademark rights relating to the satellite services business; (h) all equity interests in each of
(1) XTAR, L.L.C., (2) Telstar 18, (3) Satellites Mexicanos S.A. de C.V. and (4) Loral Skynet Network Services, Inc.; and (i) all other material assets necessary for the operation of satellites;

          (f) on the Issue Date, consummate the Restructuring Transactions with respect to the Company and its Subsidiaries (except as set forth in Schedule 6(g) attached hereto) and cause the assets described therein to be allocated among the Grantors and their Affiliates as set forth therein; and

          (g) (i) within 90 days after the Issue Date consummate each Restructuring Transaction listed on Schedule 6(g) attached hereto as to which the failure to consummate such Restructuring Transaction could reasonably be expected to have a material adverse effect on the value of, or the attachment, perfection or priority of the Collateral Agent's Lien on, any Material Asset (or on any equity interest in any entity that is the direct or indirect owner of any Material Asset upon consummation of such Restructuring Transaction) (a "MATERIAL ADVERSE EFFECT") except that (X) as to the Restructuring Transactions described in that certain letter from the Grantors to the Trustee dated of even date hereof, it is agreed that they will be governed by clause (ii) below, (Y) as to the Restructuring Transactions set forth in item 2 of Schedule 6(g), it is agreed that the Grantors shall be required only to prepare and submit all required filings for recordation with the applicable intellectual property authority within the 90-day period set forth above and (Z) as to the Restructuring Transactions set forth in item 3 of Schedule 6(g), it is agreed that they will be governed by clause (ii) below except where the failure to consummate such Restructuring Transaction could reasonably be expected to have a Material Adverse Effect on the Material Assets taken as a whole, in which event the Grantors shall have 180 days from the date the Company obtains knowledge that a third party has asserted such consent right to consummate such Restructuring Transaction (or, if at the time the Company obtains knowledge


                                        8                     Security Agreement

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of such assertion thereof, such consent right could not reasonably have been expected to have a Material Adverse Effect on the Material Assets taken as a whole, 180 days from the date such assertion reached the point where such assertion could reasonably be expected to have a Material Adverse Effect on the Material Assets taken as a whole) and (ii) use Commercially Reasonable Efforts to promptly consummate all other Restructuring Transactions listed on Schedule 6(g). It is hereby agreed that the failure to effect the transfer of the one share of Loral Asia Pacific Satellite (HK) Limited held by Loral Cyberstar Holdings, LLC to Loral Skynet International, LLC within the period set forth above shall not constitute a Material Adverse Effect.

SECTION 7. SPECIAL COVENANTS WITH RESPECT TO INVENTORY AND DOCUMENTS.

          Each Grantor shall:

          (a) if any Inventory is in possession or control of any of such Grantor's agents or processors upon the occurrence and during the continuance of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent; and

          (b) from time to time, at the times specified in Section 5(a), following the issuance and delivery to such Grantor of any negotiable Document, deliver such Document to Collateral Agent.

SECTION 8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS.

          Except as otherwise provided herein, each Grantor, in accordance with reasonable business practices, shall continue to collect (other than customary write-offs in the ordinary course of business), at its own expense, all amounts due or to become due to such Grantor under the Accounts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Collateral Agent's direction, shall take) such action as such Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Collateral Agent hereunder, and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement and (B) such Grantor shall not,


                                        9                     Security Agreement
without the written consent of Collateral Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

          (a) FORM OF SECURITIES COLLATERAL. If any Securities Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Securities Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Collateral Agent as provided in this Section 9(a).

          (b) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not in violation of the terms of the Indenture.

          Upon the occurrence and during the continuance of an Event of Default,
(x) upon written notice from Collateral Agent to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Collateral Agent and shall forthwith be paid over to Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

          In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Capital Stock, calling special meetings of holders of Capital Stock and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations, the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Collateral Agent. Notwithstanding the foregoing, the parties hereto acknowledge


                                       10                     Security Agreement
that proxies may not be effective for Foreign Subsidiaries, and agree that the Grantors shall not be obligated to take any action under any foreign law to cause any such proxies to be effective other than in the case of proxies with respect to Pledged Equity of issuers that are the direct or indirect legal or beneficial owners of satellites, transponders or entities that directly or indirectly own satellites or transponders.

SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

          (a) Each Grantor shall, in accordance with reasonable business practices and except as otherwise provided in this Section 10, continue to collect (other than customary write-offs in such Grantor's prudent business conduct), at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Collateral Agent's reasonable direction, shall take) such action as such Grantor or Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence and upon the occurrence and during the continuance of any Event of Default, (i) all amounts and proceeds (including checks and Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
Section 15 hereof, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          (b) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Collateral Agent the nonexclusive right and license to use all Trademarks, tradenames, Copyrights, Patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned by such Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Collateral Agent to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. If and to the extent that any Grantor is permitted


                                       11                     Security Agreement
to license the Intellectual Property Collateral, Collateral Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Collateral Agent pursuant to which (i) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Collateral Agent and the other terms of this Agreement.

SECTION 11. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

          Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion during an Event of Default to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clause (a) above;

          (c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Collateral Agent with respect to any of the Collateral;

          (d) upon the occurrence and during the continuance of an Event of Default, to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Indenture and Liens permitted under this Agreement or the Indenture) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

          (e) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (f) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner


                                       12                     Security Agreement
thereof for all purposes, and to do, at Collateral Agent's option and Grantors' expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 12. COLLATERAL AGENT MAY PERFORM.

          If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantors under Section 16(b) hereof.

SECTION 13. STANDARD OF CARE.

          The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

SECTION 14. REMEDIES.

          (a) GENERALLY. If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, and (vi) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Collateral Agent or any of its nominees any or all of the Securities Collateral. Collateral Agent or any Holder may be the


                                       13                     Security Agreement
purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Holders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

          (b) SECURITIES COLLATERAL. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Collateral Agent shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to


                                       14                     Security Agreement
furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the amount of Securities Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 15. APPLICATION OF PROCEEDS.

          Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 6.10 of the Indenture.

SECTION 16. INDEMNITY AND EXPENSES.

          (a) Grantors jointly and severally agree to indemnify Collateral Agent, Trustee and each Holder from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's, Trustee's or such Holder's negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction.

          (b) Grantors jointly and severally agree to pay to Collateral Agent upon demand the amount of any and all costs and expenses incurred in connection with or permitted under the Indenture, this Agreement, the Notes and any other document executed in connection therewith, including all costs of enforcing Collateral Agent's rights under such documents.

          (c) The obligations of Grantors in this Section 16 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Note and the Indenture.

SECTION 17. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND RELEASE.

          (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns.

          (b) Upon the indefeasible payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Collateral Agent will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition of any Collateral by a Grantor in accordance with the Indenture for which such Grantor desires a security interest release from Collateral Agent, such a release may be obtained pursuant to the provisions of Article 11 of the Indenture, including but not limited to Sections 11.03, 11.05 and 11.06 of the Indenture.


                                       15                     Security Agreement

SECTION 18. ADDITIONAL GRANTORS.

          The initial Grantors hereunder shall be Company and such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become Additional Grantors, by executing a Counterpart. Upon delivery of any such Counterpart to Collateral Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 19. AMENDMENTS; ETC.

          No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 18 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 20. NOTICES.

          Any notice or other communication herein required or permitted to be given shall be given at the times, in the manner and to the addresses provided in Section 12.02 of the Indenture.

SECTION 21. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

          No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22. SEVERABILITY.

          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


                                       16                     Security Agreement

SECTION 23. HEADINGS.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24. GOVERNING LAW; RULES OF CONSTRUCTION.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL. The rules of construction set forth in subsection 1.04 of the Indenture shall be applicable to this Agreement mutatis mutandis.

SECTION 25. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20 HEREOF; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 25 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW.


                                       17                     Security Agreement

SECTION 26. WAIVER OF JURY TRIAL.

          GRANTORS AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GRANTOR AND COLLATERAL AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GRANTORS AND COLLATERAL AGENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTORS AND COLLATERAL AGENT HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GRANTOR AND COLLATERAL AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 26 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 27. COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 28. DEFINITIONS.

          (a) Each capitalized term utilized in this Agreement that is not defined in this Agreement, but is defined in the Indenture, shall have the meanings given such term in the Indenture. Each capitalized term utilized in this Agreement that is not defined in the Indenture or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in
Section 1 hereof, shall have the meanings set forth in Articles 1, 8 or 9 of the UCC.

          (b) In addition, the following terms used in this Agreement shall have the following meanings:


                                       18                     Security Agreement

     "ADDITIONAL GRANTOR" means a Subsidiary of Company that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

     "COLLATERAL" has the meaning set forth in Section 1 hereof.

     "COPYRIGHT REGISTRATIONS" means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 9 annexed hereto, as the same may be amended pursuant hereto from time to time).

     "COPYRIGHT RIGHTS" means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Grantor or in the name of Collateral Agent for past, present and future infringements of the Copyrights and any such rights.

     "COPYRIGHTS" means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule 9 annexed hereto, as the same may be amended pursuant hereto from time to time).

     "COUNTERPART" means a counterpart to this Agreement entered into by a Subsidiary of Company pursuant to Section 18 hereof substantially in the form of
Exhibit VI annexed hereto.

     "EVENT OF DEFAULT" means any Event of Default as defined in the Indenture.

     "GRANT" means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

     "INTELLECTUAL PROPERTY COLLATERAL" means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

          (a) Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;

          (b) Patents;


                                       19                     Security Agreement

          (c) Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor's business symbolized by the Trademarks and associated therewith;

          (d) all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information; and

          (e) all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

     "IP FILING OFFICE" means the United States Patent and Trademark Office, the United States Copyright Office, or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any Intellectual Property Collateral to the extent required hereunder.

     "IP SUPPLEMENT" means an IP Supplement, substantially in the form of
Exhibit V annexed hereto.

     "MATERIAL ASSET" means any asset described on Schedule 6(e) attached hereto.

     "PATENTS" means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule 8 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

     "PLEDGED DEBT" means the Indebtedness from time to time owed to a Grantor, including the Indebtedness set forth on Schedule 6 annexed hereto and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

     "PLEDGED EQUITY" means all Capital Stock now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 5 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor.

     "PLEDGED SUBSIDIARY DEBT" means Pledged Debt owed to a Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, of which such Grantor is a direct or indirect Subsidiary or that controls, is controlled by or under common control with such Grantor.


                                       20                     Security Agreement

     "PLEDGED SUBSIDIARY EQUITY" means Pledged Equity in a Person that is, or becomes a direct Subsidiary of a Grantor.

     "PLEDGE SUPPLEMENT" means a Pledge Supplement, in substantially the form of
Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

     "RESTRUCTURING TRANSACTION" means any transaction described on Schedule 6(f) attached hereto.

     "SECURED OBLIGATIONS" has the meaning set forth in Section 2 hereof.

     "SECURITIES COLLATERAL" means, with respect to any Grantor, the Pledged Equity, the Pledged Debt and any other Investment Property in which such Grantor has an interest.

     "TRADEMARK REGISTRATIONS" means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule 7 annexed hereto).

     "TRADEMARK RIGHTS" means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

     "TRADEMARKS" means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, (except for US intent to use application for registrations unless and until a statement of use or amendment to allege use has been accepted by the United States Patent and Trademark Office), owned by a Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically set forth on Schedule 7 annexed hereto).

     "UCC" means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York.

SECTION 29. SPECIAL FCC PROVISIONS.

          (a) Notwithstanding anything herein to the contrary, but subject to
Section 29(b) hereof, this Agreement, the Indenture and the other Collateral Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Grantor or any Subsidiary of any Grantor by the Collateral Agent or any Holder, or control, affirmative or negative, direct or indirect, by the Collateral Agent or any Holder over the management or any other aspect of the operation of any Grantor or any Subsidiary of any Grantor, in each case in any way that could be deemed to violate FCC Laws and (ii) do not and will not constitute the transfer, assignment or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any FCC License by any Grantor or any Subsidiary of any Grantor in any way that could be deemed to violate FCC Laws.


                                       21                     Security Agreement

          (b) Notwithstanding any other provision of this Agreement, any foreclosure, sale, transfer, assignment or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Collateral Agent hereunder which would effect an assignment or a transfer of control of any FCC Licenses or affect the operation or voting or other control of any Grantor or any Subsidiary of any Grantor or of any FCC-licensed facility thereof, shall be made pursuant to and in compliance with all FCC Laws and, if and to the extent required thereby, subject to the prior approval of the FCC.

          (c) Subject to Section 29(b) hereof, if an Event of Default shall have occurred and be continuing, each Grantor shall take any action which the Collateral Agent may reasonably request in order to transfer control or assign to the Collateral Agent, or to such one or more third Persons as the Collateral Agent may designate, or to a combination of the foregoing, each FCC License controlled by such Grantor. To enforce this subsection (c), the Collateral Agent is empowered to take any action permitted by applicable law, including, without limitation, to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of each such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Grantor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed (or, if applicable, upon the request of the Collateral Agent) and, if the Grantor shall refuse to authorize the transfer, its approval may be required by the court. During the continuance of an Event of Default, each Grantor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any such FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License controlled by the Grantor. In furtherance of the foregoing, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact with full power of substitution to execute such applications and documents and take such action on behalf of such Grantor. Each Grantor acknowledges that the appointment of the Collateral Agent as such attorney-in-fact is coupled with an interest and is irrevocable.

          (d) Each Grantor acknowledges that the assignment or transfer of each FCC License is integral to the Collateral Agent's realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Grantor to comply with the provisions of this Section 29, and that such failure would not be adequately compensable in damages and, therefore, agrees that the agreements contained in this Section 29 may be specifically enforced.

                  [Remainder of page intentionally left blank]


                                       22                     Security Agreement

     IN WITNESS WHEREOF, Grantors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        LORAL SKYNET CORPORATION


                                        By: /s/ Richard Mastoloni
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Notice Address:
                                        600 Third Avenue
                                        New York, NY 10016
                                        Attention: Treasurer
                                        Tel: 212-338-5605
                                        Fax: 212-867-9167

                                        LORAL SKYNET INTERNATIONAL, L.L.C.
                                        LORAL SPACECOM CORPORATION
                                        LORAL SKYNET NETWORK SERVICES,
                                        INC.
                                        LORAL COMMUNICATIONS SERVICES,
                                        INC.
                                        LORAL GROUND SERVICES, L.L.C.
                                        LORAL CYBERSTAR INTERNATIONAL,
                                        INC.
                                        LORAL CYBERSTAR SERVICES, INC.
                                        LORAL CYBERSTAR HOLDINGS, L.L.C.
                                        LORAL SKYNET NETWORK SERVICES
                                        HOLDINGS L.L.C.
                                        LORAL CYBERSTAR, L.L.C.
                                        CYBERSTAR, L.L.C.
                                        LORAL SATELLITE, INC.
                                        LORAL ASIA PACIFIC SATELLITE (HK)
                                        LIMITED


                                        By: /s/ Richard Mastoloni
                                            ------------------------------------
                                        Name: Richard Mastoloni
                                        Title: Vice President

                                        Notice Address:
                                        C/O Loral Space and Communications
                                        600 Third Avenue
                                        New York, NY 10016
                                        Attention: Treasurer
                                        Tel: 212-338-5605
                                        Fax: 212-867-9167


                                        S                     Security Agreement

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent and as Trustee


                                        By: /s/ Stacey B. Poindexter
                                           -------------------------------------
                                        Name: Stacey B. Poindexter
                                              ----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------

                                        Notice Address:
                                        101 Barclay Street, 8 West
                                        New York, NY 10286
                                        Attention: Corporate Trust
                                        Division-Corporate Finance Unit
                                        Tel.: 212-815-4770
                                        Fax: 212-815-5707


                                        S                     Security Agreement

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF TRADEMARK SECURITY INTEREST

          WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

          WHEREAS, the Loral Skynet Corporation, a Delaware corporation (the "COMPANY") and The Bank of New York, as Trustee, have entered into an Indenture (as the same may be amended, supplemented or otherwise modified from time to time, the "INDENTURE"), dated as of November 21, 2005, pursuant to which the Company has issued its 14% Senior Secured Cash/PIK Notes Due 2015;

WHEREAS, to secure the Company's obligations under the Indenture and the Notes, the Company, the grantors named therein and The Bank of New York, as collateral agent (the "COLLATERAL AGENT") and as Trustee have entered into a Security Agreement, dated as of November 21, 2005 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), wherein Grantor has created in favor of Collateral Agent a security interest in, and Collateral Agent has become a secured creditor with respect to, the Trademark Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Collateral Agent pursuant to the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "TRADEMARK COLLATERAL"):

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles (except for US intent to use application for registrations unless and until a statement of use or amendment to allege use has been accepted by the United States Patent and Trademark Office) and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks set forth on Schedule A annexed hereto) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and

                                            Grant of Trademark Security Interest
                                                           to Security Agreement


                                        I
     any state thereof and in foreign countries, and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith; and

               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

                                            Grant of Trademark Security Interest
                                                           to Security Agreement


                                        I

          IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of _______, _____.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                            Grant of Trademark Security Interest
                                                           to Security Agreement


                                        I

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST

         Trademark    Registration/   Registration/
Owner   Description    Appl. Number     Appl. Date
-----   -----------   -------------   -------------


                                            Grant of Trademark Security Interest
                                                           to Security Agreement


                                       I-A

                                                                   EXHIBIT II TO
                                                              SECURITY AGREEMENT

                   [FORM OF] GRANT OF PATENT SECURITY INTEREST

          WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

          WHEREAS, the Loral Skynet Corporation, a Delaware corporation (the "COMPANY") and The Bank of New York, as Trustee, have entered into an Indenture (as the same may be amended, supplemented or otherwise modified from time to time, the "INDENTURE"), dated as of November 21, 2005, pursuant to which the Company has issued its 14% Senior Secured Cash/PIK Notes Due 2015;

          WHEREAS, to secure the Company's obligations under the Indenture and the Notes, the Company, the grantors named therein and The Bank of New York, as collateral Agent (the "COLLATERAL AGENT") and as Trustee have entered into a Security Agreement, dated as of November 21, 2005 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among Grantor, Collateral Agent and the other grantors named therein, Grantor created in favor of Collateral Agent a security interest in, and Collateral Agent has become a secured creditor with respect to, the Patent Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Collateral Agent pursuant to the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

          (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule A annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof; and

          (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to

                                               Grant of Patent Security Interest
                                                           to Security Agreement


                                       II
     any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]

                                               Grant of Patent Security Interest
                                                           to Security Agreement


                                       II

          IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ____________, _____.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                               Grant of Patent Security Interest
                                                           to Security Agreement


                                       II

                                   SCHEDULE A
                                       TO
                        GRANT OF PATENT SECURITY INTEREST

PATENTS ISSUED:

Patent No.   Issue Date   Invention   Inventor(s)
----------   ----------   ---------   -----------


PATENTS PENDING:

Applicant's    Date   Application
   Name       Filed      Number     Invention   Inventor(s)
-----------   -----   -----------   ---------   -----------


                                               Grant of Patent Security Interest
                                                           to Security Agreement


                                      II-A

                                                                  EXHIBIT III TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF COPYRIGHT SECURITY INTEREST

          WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

          WHEREAS, the Loral Skynet Corporation, a Delaware corporation (the "COMPANY") and The Bank of New York, as Trustee, have entered into an Indenture (as the same may be amended, supplemented or otherwise modified from time to time, the "INDENTURE"), dated as of November 21, 2005, pursuant to which the Company has issued its 14% Senior Secured Cash/PIK Notes Due 2015;

          WHEREAS, to secure the Company's obligations under the Indenture and the Notes, the Company, the grantors named therein and The Bank of New York, as collateral Agent (the "COLLATERAL AGENT") and as Trustee have entered into a Security Agreement, dated as of November 21, 2005 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among Grantor, Collateral Agent and the other grantors named therein, Grantor created in favor of Collateral Agent a security interest in, and Collateral Agent has become a secured creditor with respect to, the Copyright Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Collateral Agent pursuant to the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

          (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"),

                                            Grant of Copyright Security Interest
                                                           to Security Agreement


                                       III
     including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Collateral Agent or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

          (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                                            Grant of Copyright Security Interest
                                                           to Security Agreement


                                       III

          IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ___________, _____.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                            Grant of Copyright Security Interest
                                                           to Security Agreement


                                       III

                                   SCHEDULE A
                                       TO
                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. COPYRIGHT REGISTRATIONS:

Title   Registration No.   Date of Issue   Registered Owner
-----   ----------------   -------------   ----------------


FOREIGN COPYRIGHT REGISTRATIONS:

Country   Title   Registration No.   Date of Issue
-------   -----   ----------------   -------------


PENDING U.S. COPYRIGHT REGISTRATION APPLICATIONS:

Title   Appl. No.   Date of Application   Copyright Claimant
-----   ---------   -------------------   ------------------


PENDING FOREIGN COPYRIGHT REGISTRATION APPLICATIONS:

Country   Title   Appl. No.   Date of Application
-------   -----   ---------   -------------------


                                            Grant of Copyright Security Interest
                                                           to Security Agreement


                                      III-A

                                                                   EXHIBIT IV TO
                                                              SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

          This Pledge Supplement, dated as of __________________, is delivered pursuant to the Security Agreement, dated as of November 21, 2005 between ____________________, a _______________ ("GRANTOR"), the other Grantors named therein, and The Bank of New York, as Collateral Agent (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT") and Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

          Grantor hereby agrees that the [Pledged Equity] [Pledged Debt] set forth on Schedule A annexed hereto shall be deemed to be part of the [Pledged Equity] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

          IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of
_______________.

                                        [GRANTOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                                               Pledge Supplement
                                                           to Security Agreement


                                       IV

                                   SCHEDULE A
                                       TO
                                PLEDGE SUPPLEMENT

                                                               Pledge Supplement
                                                           to Security Agreement


                                      IV-A

                                                                    EXHIBIT V TO
                                                              SECURITY AGREEMENT

                                  IP SUPPLEMENT

          This IP SUPPLEMENT, dated as of _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of November 21, 2005 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among LORAL SKYNET CORPORATION, a Delaware corporation, [Insert Name of Grantor] ("GRANTOR"), the other grantors named therein, and The Bank of New York, as Collateral Agent and Trustee, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

          Grantor grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] set forth on Schedule A annexed hereto. All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

          IN WITNESS WHEREOF, Grantor has caused this IP Supplement to be duly executed and delivered by its duly authorized officer as of ____________.

                                        [GRANTOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                                                  IP Supplement
                                                           to Security Agreement


                                        V

                                                                   EXHIBIT VI TO
                                                              SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

          COUNTERPART (this "COUNTERPART"), dated as of _______, is delivered pursuant to Section 19 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of November 21, 2005 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time being the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among LORAL SKYNET CORPORATION, a Delaware corporation, the other Grantors named therein, and The Bank of New York, as Collateral Agent and Trustee. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 19 thereof and agrees to be bound by all of the terms thereof. Without limiting the generality of the foregoing, the undersigned hereby:

          (i) authorizes the Collateral Agent to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;(1)

          (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

          (iii) makes all covenants, representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

                                        [NAME OF ADDITIONAL GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1) The Schedules to the Counterpart should include copies of all Schedules that identify collateral to be granted by the Additional Grantor.

                                                                     Counterpart
                                                           to Security Agreement


                                       VI